Exhibit 99.1
Ascend Wellness Holdings Announces Appointment of Julie Francis to Board of Directors
~ Expands Board to 7 Directors ~
NEW YORK, NY, May 31, 2024 — Ascend Wellness Holdings, Inc. (“AWH,” “Ascend,” or the “Company”) (CSE: AAWH.U) (OTCQX: AAWH), a vertically integrated multi-state cannabis operator focused on bettering lives through cannabis, is pleased to announce the appointment of Julie Francis to its Board of Directors, effective June 3, 2024.

With Ms. Francis’ appointment, the total number of directors on the Company’s Board of Directors will be increased from six to seven. The Board of Directors determined that Ms. Francis qualifies as an “independent director” pursuant to the standards of the Securities and Exchange Commission and the New York Stock Exchange. Ms. Francis will join the Compensation and Governance Committee, further strengthening AWH’s commitment to best governance practices with an expanded slate of independent directors.

Ms. Francis currently serves as Chief Operating Officer for The Schwan’s Company, a leading U.S.-based manufacturer and marketer of quality foods offered through retail-grocery and food-service channels. Prior to her appointment as Chief Operating Officer in January 2021, she served as President, Consumer Brands, Americas, since October 2018. Before joining Schwan’s, Ms. Francis was Senior Vice President, Commercial and Category Development - Total Beverage Alcohol at Constellation Brands (NYSE: STZ), a Fortune 500 company and leading international producer and marketer of beer, wine, and spirits, from 2017 to 2018.

Ms. Francis also brings valuable experience from her tenure as Chief Commercial Officer - North America, Coca-Cola Refreshments, a subsidiary of The Coca-Cola Company (NYSE: KO), a global beverage leader with products sold in more than 200 countries and territories, where she served from 2010 to 2015. She holds a Bachelor of Science in Business Administration from Alfred University and is a alumni of The Harvard Business School Advanced Management Program.

“We are thrilled to welcome Julie Francis to our Board of Directors,” said Abner Kurtin, Executive Chair of Ascend. “Her extensive experience in the consumer goods sector, combined with her strategic leadership in high-profile companies, will be invaluable as we continue to strengthen our governance practices and pursue our growth objectives. Julie’s appointment reflects our ongoing commitment to enhancing our board with diverse, independent perspectives.”

For more information about Ascend, please visit www.awholdings.com.

About Ascend Wellness Holdings, Inc.
AWH is a vertically integrated operator with assets in Illinois, Maryland, Massachusetts, Michigan, Ohio, New Jersey, and Pennsylvania. AWH owns and operates state-of-the-art cultivation facilities, growing award-winning strains and producing a curated selection of products for retail and wholesale customers. AWH produces and distributes its in-house Common Goods, Simply Herb, Ozone, Ozone Reserve, Tunnel Vision, and Royale branded products. For more information, visit www.awholdings.com.
Cautionary Note Regarding Forward-Looking Information
This news release includes forward-looking information and statements (together, “forward-looking statements”), which may include, but are not limited to, the plans, intentions, expectations, estimates, and beliefs of the Company. Words such as “expects”, “continue”, “will”, “anticipates” and “intends” or similar expressions are intended to identify forward-looking statements. Without limiting the generality of the preceding statement, this news release contains forward-looking statements concerning the Company’s current projections and expectations about future events and financial trends. We caution investors that any such forward-looking statements are based on certain assumptions and analysis made by the Company in light of the experience of the Company and its perception of historical trends, current conditions and expected future developments, and other factors management believes are appropriate.

Forward-looking statements involve and are subject to assumptions and known and unknown risks, uncertainties, and other factors which may cause actual events, results, performance, or achievements of the Company to be materially different from future events, results, performance, and achievements expressed or implied by forward-looking statements herein. Such factors include, among others, the risks and uncertainties identified in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, and in the Company’s other reports and filings with the applicable Canadian securities regulators on its profile on SEDAR+ at www.sedarplus.ca and with the SEC on its profile on EDGAR at www.sec.gov. Although the Company believes that any forward-looking statements herein are reasonable, in light of the use of assumptions and the significant risks and uncertainties inherent in such forward-looking statements, there can be no assurance that any such forward-looking statements will prove to be accurate, and accordingly readers are advised to rely on their own evaluation of such risks and uncertainties and should not place undue reliance upon such forward-looking statements. Any forward-looking statements herein are made as of the date hereof, and except as required by applicable laws, the Company assumes no obligation and disclaims any intention to update or revise any forward-looking statements herein or to update the reasons that actual events or results could or do differ from those projected in any forward-looking statements herein, whether as a result of new information, future events or results, or otherwise, except as required by applicable laws.

The Canadian Securities Exchange has not reviewed, approved or disapproved the content of this news release.
Contact
EVP, Investor Relations & Strategy
Rebecca Koar
IR@awholdings.com
(617) 453-4042 ext. 90102
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